Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Copy

Amendment No.3 to the Inhaled Collaboration and Option Agreement

This Third Amendment (“Amendment 3”) is made effective as of the 24 day of June 2019 (“Amendment 3 Effective Date”) by and between:

LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 419 Davis Dr., Suite 100, Morrisville, NC 27560 (“Liquidia”) on the one part and;

GLAXO GROUP LIMITED, a company organized and existing under the laws of England and having an office and place of business at 980 Great West Road, Brentford, Middlesex TW8 9GS England (“GSK”) on the other part.

WHEREAS, the Parties entered into the Inhaled Collaboration And Option Agreement, dated June 15, 2012, and subsequently amended by Amendment 1 to the Inhaled Collaboration and Option Agreement, dated May 13, 2015, and Amendment 2 to the Inhaled Collaboration and Option Agreement dated November 19, 2015, (collectively “the Agreement”);

WHEREAS, the Vaccines Option expired on April 30, 2016, and GSK exercised the Inhaled Option under section 4.2 of the Agreement on September 4, 2015;

WHEREAS, the Parties wish to amend the Agreement in order to enable Liquidia to progress molecules within the Inhaled Field in an effort to commercialize Inhaled Products; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Amendment 3 and the Agreement, the Parties wish to amend the Agreement from and after the Amendment 3 Effective Date as follows:

1.                            Defined Terms.  All capitalized terms in this Amendment 3 shall have the meaning assigned in the Agreement. All other terms and conditions of the Agreement necessary to effectuate this Amendment 3 shall be incorporated hereby by reference.

2.                            Amendments to Existing Definitions

2.1                     The following defined terms and associated section references are hereby deleted in their entirety:

“Co Delivery Vaccine Field”; “Disease Field”; “Exercised Disease Field”; “GSK Bio”; “GSK Bio Alliance Manager”; and “Joint Vaccines Research Committee” or “JVRC”; “Vaccines”; “Vaccines Collaboration”; “Vaccines Collaboration Term”; “Vaccine Option”; “Vaccine Option Period”; and “Vaccine Plan” are hereby deleted.

2.2                     The following defined terms and associated section references are hereby deleted in their entirety: “Inhaled Option”; “Inhaled Option Notice”; “Inhaled Option Period”.

2.3                     New Definitions. The following defined terms are hereby added to Article 1 as new Sections 1.162 and 1.163, respectively:

““Additional Liquidia Respiratory Product(s)” means molecules within the Inhaled Field including those listed in Exhibit B.”

““Milestones Event” means those events described in Exhibit A to this Amendment 3 as applicable to Additional Liquidia Respiratory Product(s).”

3.                            Amendment to Article 2

3.1                    The Parties hereby insert a new “xi” under Article 2.1 (d) as follows:

“(xi) review and approve the Additional Liquidia Respiratory Products”

3.2                     The Parties hereby delete in its entirety Article 2.2 (“Joint Inhaled Research Committee”).

3.3                     Sections 2.3 to 2.7 are hereby renumbered as Sections 2.2 to 2.6.

4.                            Amendments to Article 4

4.1                     Section 4.2 is hereby deleted and replaced as follows:

“4.2 Additional Liquidia Respiratory Product. GSK hereby allows Liquidia to research, develop and commercialize Additional Liquidia Respiratory Product, subject to GSK approval based on the following:

(a)                                 Liquidia shall first submit each molecular candidate to GSK (each a “Liquidia Proposal”) not more frequently than one per quarter.

(b)                                 GSK will evaluate each Liquidia Proposal and provide Liquidia its written consent, not to be unreasonably withheld, within ninety (90) days following the submission date of the Liquidia Proposal. A rejected Liquidia Proposal shall remain exclusive to GSK under the terms of the Agreement. If Liquidia is not in receipt of GSK’s response to a Liquidia Proposal before expiration of the ninety (90) day evaluation period, then the Liquidia Proposal shall be deemed approved and become an Additional Liquidia Respiratory Product, subject to Section 4.3.”

4.2                     Section 4.3 is hereby deleted in its entirety and replaced as follows:

“4.3             Right of First Negotiation (“ROFN”).  If Liquidia desires to grant a license or any rights to its interest in any Additional Liquidia Respiratory Product to a Third Party, then it shall first  notify GSK of such desire in writing, describing or providing, as the case may be, (a) in reasonable detail the scope of the license it is interested in granting to a Third Party from whom Liquidia has received a documented  unsolicited offer by means of a term sheet or letter of intent, or (b) a full dataset from a Phase 1 Clinical Trial of the Additional Liquidia Respiratory Product in scope (the “ROFN Notice”) and GSK thereafter shall have the exclusive right of first negotiation to obtain an exclusive, worldwide subicensable license to Liquidia’s interest in the Additional Liquidia Respiratory Product, as applicable, and any other intellectual property rights (which may include Liquidia Technology) then controlled by Liquidia that are necessary or reasonably useful for the making, having made, use, sale, offering for sale or importation of products in the Inhaled Field. The Parties shall negotiate in good faith for ninety (90) days (the “Negotiation Period”) from the receipt of the ROFN Notice. In any event, prior to Liquidia submitting the ROFN Notice to GSK, Liquidia must have (i) generated full dataset in a Phase 1 Clinical Trial of the Additional Liquidia Respiratory Product, or (ii) received a documented unsolicited offer by means of a term sheet or letter of intent to acquire rights to the Additional Liquidia Respiratory Product prior to the completion of a Phase 1 Clinical Trial.

If the Parties fail to reach a binding written agreement for the exclusive license by the end of the Negotiation Period, then Liquidia shall be free to negotiate with any Third Party, and enter into, a license, such license shall be subject to the milestones and royalties contained in Exhibit A to this Amendment 3 and subject to the following conditions:

I.                 The Phase III Clinical Trial milestone and NDA/MAA approval milestones for each Additional Liquidia Respiratory Product shall be paid at (i) one hundred percent (100%) for the first to third Additional Liquidia Respiratory Products reaching this Milestone Event; (ii) 50% for the fourth to sixth Additional Liquidia Respiratory Products reaching this Milestones Event. After the 6th Additional Liquidia Respiratory Product, there shall be no milestone payment due to GSK.

II.             For any sublicense Liquidia grants to a Third Party on any Additional Liquidia Respiratory Product, Liquidia shall pay GSK [***] percent ([***]%) of any revenue Liquidia receives under such sublicense. For the avoidance of doubt, this [***]% will be in addition to the milestones and royalties due under Exhibit A.

In the event, Liquidia is unable to execute an agreement with a Third Party within six (6) months after the expiration of the Negotiation Period pursuant to Article 4.3 (a), then the Parties hereby agree that the ROFN in favor of GSK shall be reinstated until the ROFN is triggered under Article 4.3 (b). For the avoidance of doubt, the ROFN could be triggered multiple times under Article 4.3 (a), but not under Article 4.3 (b).

Should the ROFN be triggered pursuant to Article 4.3 (b), then the ROFN in favor of GSK would cease after the Negotiation Period.”

4.3                     GSK hereby approves the molecules in Exhibit B as Additional Liquidia Respiratory Products, each subject to the terms and conditions of this Amendment 3.

5.                            Amendments to Article 6

5.1       The Parties hereby add a new section 6.4.

“6.4                        Development Records and Reports.  Liquidia shall maintain complete, current and accurate records of all development activities conducted on the Additional Liquidia Respiratory Products, and all data and other Know-How resulting from such activities in accordance with the principles set forth in Section 3.5(b) and 3.6. Liquidia shall provide GSK with written reports summarizing the material activities of Liquidia with respect to the development of such Additional Liquidia Respiratory Products, to enable GSK to determine Liquidia’s compliance with its diligence obligations hereunder. These reports shall be provided to GSK on an annual basis to GSK’s Alliance Manager and Liquidia  shall make reasonably available to GSK appropriate technical or scientific personnel who are knowledgeable about the development activities conducted by Liquidia  with respect to the Additional Liquidia Respiratory Products  that are the subject of the report, to respond to such questions in a timely manner, via teleconference, in person or such other mode of communication as the Parties may mutually agree.”

6.                            Amendments to Article 10

6.1                     The Parties hereby agree that Article 10 shall apply to the Additional Liquidia Respiratory Products. If a certain provision refers to “GSK”, it would be read as “Liquidia” for the purposes of the Additional Liquidia Respiratory Products.

6.2                     For the purposes of Article 10.4 (d), Liquidia shall notify the Head of GSK R&D Business Development and the Head of GSK Alliance Manager with copy to the GSK’s Alliance Manager in writing promptly, but in no event later than ten (10) Business Days after each achievement of each milestone set forth herein in Exhibit A that triggers a payment. Liquidia shall pay all such milestone payments due in Dollars within sixty (60) days after Liquidia’s receipt of an invoice from GSK following the achievement of the corresponding milestone event. Such invoice shall be sent in PDF format to [***] (or such other e-mail address(es) as may be notified to GSK by Liquidia). Liquidia shall notify GSK of any deficiency in any invoice delivered to Liquidia hereunder promptly, and in no event more than seven (7) Business Days following Liquidia’s receipt thereof. The Parties hereby delete in its entirety Article 10.5 (a) (i).  Article 10.5 (a) (ii) shall be renumbered to Article 10.5 (a) (i).

6.3                     The Parties hereby amend Article 10.5 (d) as follows:

“(d)                                    Royalty Reports and Payments.  Within sixty (60) days following the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of any Product and/or any Additional Liquidia Respiratory Product is made anywhere in the world, Liquidia shall provide GSK with a report setting forth the Net Sales of each Additional Liquidia Respiratory Product on a country-by-country basis and the royalties due on such Additional Liquidia Respiratory Products. Concurrent with the delivery of the applicable quarterly report, Liquidia shall pay in Dollars all amounts.”

7.                            General

7.1                     The terms of this Amendment 3 shall prevail over the Agreement in relation to the Additional Liquidia Respiratory Product approval process and milestones and royalties.

7.2                     The Agreement shall remain in full force and effect and this Amendment 3 shall be read and construed as one document.

7.3                     This Amendment 3 amends the Agreement, in accordance with the terms of Section 17.1 of the Agreement. Upon this Amendment 3 becoming effective each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar meaning shall be a reference to the Agreement as amended by this Amendment 3. Other than as amended by this Amendment 3, the Agreement shall be otherwise unchanged and remain in full force and effect.

7.4                     This Amendment 3 is governed by and shall be construed in accordance with the Laws of the State of New York and subject to the Article 16 of the Agreement.

7.5                     This Amendment 3 may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

[Signature Page Follows]

In WITNESS WHEREOF, the Parties have executed this Amendment 3 by their duly authorized officers as of the Amendment 3 Effective Date.

GLAXO GROUP LIMITED		LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Paul Williamson	By:	/s/ Neal Fowler
/s/ Joan Sadler
		Name:	Neal Fowler
Name:	Paul Williamson
	Joan Sadler	Title:	Chief Executive Officer

Title:	Authorized Signatories

EXHIBIT A

Milestones and Royalties applicable to Additional Liquidia Respiratory Product

Milestone Event	Milestone / Royalty Payments for each Additional Liquidia Respiratory Product
First dosing of First Patient in First Phase III Clinical Trial	$[***]
NDA/BLA approval by FDA	$[***]
MAA approval by EMA	$[***]
Sales Milestones per Worldwide Net Sales $250M $500M $750M $1Bn $1.5Bn	Respective Payment $[***] $[***] $[***] $[***] $[***]
Royalties per Worldwide Net Sales < $750M $750M - $1.5Bn >$1.5Bn	Respective Royalty Rate [***]% [***]% [***]%

EXHIBIT B

Approved Additional Liquidia Respiratory Product(s)

Molecule	Class / MoA	Hypothesis for Inhaled PRINT Delivery
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]